Accountants' Consent


The Board of Directors
Synovus Financial Corp.:

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.


/s/KPMG LLP


Atlanta, Georgia
April 3, 2001